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                                 ROPES & GRAY
                            ONE INTERNATIONAL PLACE
                       BOSTON, MASSACHUSETTS 02110-2624
                                (617) 951-7000
30 KENNEDY PLAZA             FAX: (617) 951-7050           ONE FRANKLIN SQUARE
PROVIDENCE, RI 02903-2328                                 1301 K STREET, N. W.
(401) 455-4400                                                  SUITE 800 EAST
FAX: (401) 455-4401                                  WASHINGTON, DC 20005-3333
                                                                (202) 626-3900
                                                           FAX: (202) 626-3961

                                      April 16, 1998



WM Trust I (formerly known as The Composite Funds)
601 West Main Avenue, Suite 300
Spokane, Washington 99201-0613

Ladies and Gentlemen:

     We hereby consent to the filing as exhibits to your Registration Statement on Form N-14 (File No. 333-36941) of our five opinions, each dated March 20, 1998 and each addressed to you, as to certain tax matters related to the transactions carried out pursuant to such Registration Statement.


                                              Very truly yours,

                                              /s/ Ropes & Gray

                                              Ropes & Gray